UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

APRIL 30, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ISILON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33196	91-2101027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Western Avenue
Seattle, Washington 98121
(Address of Principal Executive Offices, Including Zip Code)

(206) 315-7500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices

    On April 30, 2009, the Compensation Committee of the Board of Directors of Isilon Systems, Inc. approved fiscal year 2009 compensation arrangements for its executive officers.  The Compensation Committee did not adjust base salaries of any named executive officers, and such salaries remain in effect at their current rates, as described in our 2009 proxy statement filed with the Securities and Exchange Commission on March 31, 2009.

    In addition, the Compensation Committee approved performance-based incentive compensation targets for fiscal year 2009 for its executive officers.  The Compensation Committee increased the performance-based incentive target for William D. Richter, the company’s Chief Financial Officer, from a target of $50,000 for 2008 to a target of $150,000 for 2009.  The Compensation Committee did not adjust the performance-based incentive targets of the other named executive officers; accordingly, the 2009 targets will remain the same as the 2008 targets which are described in our 2009 proxy statement filed with the Securities and Exchange Commission on March 31, 2009.

    In regard to the performance-based incentive compensation targets, the Compensation Committee established a performance-based incentive program for executive officers that is based upon the achievement by the company of specified annual revenue goals and non-GAAP operating income goals.  Such performance-based target bonuses are based on the following:  50% based on achievement of specified annual revenue goals and 50% based on achievement of specified non-GAAP operating income goals.  For an executive officer to qualify for any bonus payment tied to the revenue goals, the company must achieve at least 80% of the specified goals; in order for the any executive to qualify for any bonus payment tied to the non-GAAP operating income goals, the company must achieve 100% of the specified goals.

    In regard to the revenue based goals, in the event the company’s revenue is between 80% and 100% of the specified goals, any qualifying payments would begin at 50% of the targeted amount and increase up to 100%.  For example, if the company achieved 90% of the revenue goals, any qualifying payments would be 75% of the total revenue based target bonus.  In the event that the specified company revenue goals are exceeded, executive officers will have the opportunity to earn an incremental bonus based on the amount the company exceeds the targeted revenue goals.

    As in the prior year, the Compensation Committee determined the revenue portion of the performance-based incentive for the company’s senior vice president of worldwide sales and field operations should be more heavily weighted, at 80% of such officer’s target annual bonus, and that such payments should be made quarterly.

    The Compensation Committee also authorized the granting of stock option awards to our named executive officers pursuant to our 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISILON SYSTEMS, INC.

By:	/s/ Keenan M. Conder
Keenan M. Conder
Vice President, General Counsel and Secretary

Dated: May 6, 2009